Exhibit 99.1

American Spectrum Realty Reports Second Quarter and First Six Months Results; Rental Revenues Increased 17.1% for Quarter; Occupancy
Increased to 83% from 75% Last Year

    HOUSTON--(BUSINESS WIRE)--Aug. 4, 2004--American Spectrum Realty Inc. (AMEX:AQQ), a real estate investment and management company, announced today its results for the second quarter and six months of 2004.
    For the quarter ended June 30, 2004, the Company recorded rental revenue of $7.1 million compared with $6.1 million for the 2003 second quarter. This increase of $1.0 million was the result of $532,000 in revenue being generated from three Houston office properties acquired between July 30, 2003 and Nov. 13, 2003 and $507,000 in higher revenues from properties owned on June 30, 2004 and June 30, 2003 (Same Properties). Rental revenue from the acquired properties was included in the Company's results since the date of acquisition of each property. The weighted average occupancy of the Company's properties increased to 83% at June 30, 2004 from 75% at June 30, 2003 and 79% at March 31, 2004.
    Second quarter 2004 net loss was $2.9 million, or $1.88 per common share, versus a net loss of $4.4 million, or $2.96 per share, for second quarter 2003.
    For the six months ended June 30, 2004, the Company recorded rental revenue of $14.5 million compared with $12.7 million for the six months ended June 30, 2003.
    Net loss for the six months ended June 30, 2004 was $4.8 million, or $3.06 per share, compared with a net loss of $6.7 million, or $4.65 per share, for the same period prior six months. Results for the six months ended 2004 and 2003 reflect the following non-cash items (in thousands):




                                                    Six Months Ended
                                                         June 30,
                                                      2004     2003
                                                   --------- ---------

Non-Cash Charges:
Depreciation and amortization from real estate
 held for investment                                 $5,461    $4,528
Mark-to-market adjustments on interest rate
 protection agreements                                    -       244
Deferred compensation expense                            56       157
Non-Cash Items:
Deferred rental income                                 (395)     (225)
Minority interest                                      (686)     (915)
Interest on receivable from principal stockholders      (34)      (21)
Amortization of loan premiums                          (296)     (276)
Amortization of note receivable discount                (50)        -
Mark-to-market adjustments on interest rate
 protection agreements                                  (67)        -



    William J. Carden, president of American Spectrum, said, "Our efforts to aggressively market all of our properties has increased occupancy to 83% from 75% a year ago and improved our operating results in the first six months. The Company is also benefiting from the decreased expenses related to the closure of our New York office and the downsizing of the St. Louis and San Diego offices."
    Carden added, "During the second half of 2004, we will continue to aggressively market our properties, thereby, further increasing occupancy, and continue implementing our strategy to sell non-core property types -- apartment and shopping center properties -- and to sell properties located in the Midwest and Carolina's -- our non-core markets." The Company's long-term focus is primarily on office and industrial properties located in Texas, California and Arizona.
    American Spectrum Realty Inc. is a real estate investment and management company that owns 25 office, industrial, apartment and retail properties aggregating over 2.4 million square feet in California, Texas, Arizona, South Carolina and the Midwest. Publicly traded on the American Stock Exchange since November 2001, American Spectrum Realty's business plan focuses on expansion of office and industrial property investments in California, Texas and Arizona.
    Certain matters discussed in this release are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including the risks and uncertainties of acquiring, owning, operating and disposing of real estate. Such risks and uncertainties are disclosed in the Company's past and current filings with the U.S. Securities and Exchange Commission.




                      - Financial Tables Follow -

                     AMERICAN SPECTRUM REALTY INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
           (Dollars in thousands, except per share amounts)


                            Three Months Ended     Six Months Ended
                                 June 30,              June 30,
                           --------------------- ---------------------
                               2004       2003       2004       2003
                           --------------------- ---------------------
REVENUES:
Rental revenue                $7,119     $6,080    $14,492    $12,746
Interest and other income         82         33        162         43
                           ---------- ---------- ---------- ----------
      Total revenues           7,201      6,113     14,654     12,789
                           ---------- ---------- ---------- ----------

EXPENSES:
Property operating expense     2,841      2,496      5,607      5,007
General and administrative     1,181      1,709      2,308      3,302
Depreciation and
 amortization                  2,776      2,266      5,461      4,528
Interest expense               3,144      2,652      6,107      5,250
                           ---------- ---------- ---------- ----------
      Total expenses           9,942      9,123     19,483     18,087
                           ---------- ---------- ---------- ----------

OTHER LOSS:
Loss on extinguishment of
 debt                           (613)         -       (613)         -
                           ---------- ---------- ---------- ----------
Total other loss                (613)         -       (613)         -
                           ---------- ---------- ---------- ----------

Net loss before minority
 interest and discontinued
 operations                   (3,354)    (3,010)    (5,442)    (5,298)

Minority interest                423        621        686        915
                           ---------- ---------- ---------- ----------

Net loss before
 discontinued operations      (2,931)    (2,389)    (4,756)    (4,383)

Discontinued operations:
  Loss from discontinued
   operations                      -       (234)         -       (516)
  Gain on sale of
   discontinued operations         -      2,228          -      2,228
  Impairment of real estate
   assets                          -     (4,000)         -     (4,000)
                           ---------- ---------- ---------- ----------
    Loss from discontinued
     operations:                   -     (2,006)         -     (2,288)
                           ---------- ---------- ---------- ----------

      Net loss               $(2,931)   $(4,395)   $(4,756)   $(6,671)
                           ========== ========== ========== ==========

Basic and diluted per
 share data:
    Net loss before
     discontinued
     operations               $(1.88)    $(1.61)    $(3.06)    $(3.05)
   (Loss) income
     from discontinued
     operations                    -      (1.35)         -      (1.60)
                           ---------- ---------- ---------- ----------
      Net loss                $(1.88)    $(2.96)    $(3.06)    $(4.65)
                           ========== ========== ========== ==========

Basic weighted average
 shares used               1,556,250  1,483,303  1,555,846  1,433,922


                           June 30,    December
                             2004      31, 2003
                          ----------- ----------
Real estate held for
 investment, net            $180,853   $182,790
Cash                           1,106      2,937
Total assets                 203,810    208,003
Notes payable, net of
 premiums                    154,032    151,051
Total liabilities            181,332    180,259
Total stockholders'
 equity                       15,898     20,435


    CONTACT: American Spectrum Realty Inc.
             William J. Carden, 949-753-7111